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Exhibit A

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G

        The undersigned hereby agree as follows:

        (1)  Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

        (2)  Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: February 12, 2002	GOLDER, THOMA, CRESSEY, RAUNER FUND V, L.P.
	By:	GTCR V, L.P.
	Its:	General Partner
	By:	Golder, Thoma, Cressey, Rauner, Inc.
	Its:	General Partner
	By:	/s/ DONALD J. EDWARDS
Donald J. Edwards, Principal
GTCR ASSOCIATES V
	By:	Golder, Thoma, Cressey, Rauner, Inc.
	Its:	Managing General Partner
	By:	/s/ DONALD J. EDWARDS Donald J. Edwards, Principal
GTCR FUND VI, L.P.
	By:	GTCR Partners VI, L.P.
	Its:	General Partner
	By:	GTCR Golder Rauner, L.L.C.
	Its:	General Partner
	By:	/s/ DONALD J. EDWARDS Donald J. Edwards, Principal

GTCR VI EXECUTIVE FUND, L.P.
By:	GTCR Partners VI, L.P.
Its:	General Partner
By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner
By:	/s/ DONALD J. EDWARDS Donald J. Edwards, Principal
GTCR ASSOCIATES VI
By:	GTCR Partners VI, L.P.
Its:	Managing General Partner
By:	GTCR Golder Rauner, L.L.C.
Its:	General Partner
By:	/s/ DONALD J. EDWARDS Donald J. Edwards, Principal
GOLDER, THOMA, CRESSEY, RAUNER, INC.
By:	/s/ DONALD J. EDWARDS Donald J. Edwards, Principal
GTCR GOLDER RAUNER, L.L.C.
By:	/s/ DONALD J. EDWARDS Donald J. Edwards, Principal

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AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G